SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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AVICI SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

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AVICI SYSTEMS INC.

101 Billerica Avenue

North Billerica, MA 01862

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2003

The Annual Meeting of Stockholders of Avici Systems Inc. (the “Company”) will be held at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Room 22B, 125 High Street, Boston, Massachusetts 02110, on Wednesday, May 21, 2003 at 9 a.m., local time, to consider and act upon each of the following matters:

1.	To elect two members to the Board of Directors to serve for a three-year term as Class III Directors.

2.	To ratify the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 28, 2003, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors

Peter C. Anastos

Secretary

North Billerica, Massachusetts

April 21, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

AVICI SYSTEMS INC.

101 Billerica Avenue

North Billerica, MA 01862

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avici Systems Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Room 22B, 125 High Street, Boston, Massachusetts 02110 on Wednesday, May 21, 2003, at 9 a.m. and at any adjournments thereof (the “Annual Meeting”). All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company at any time before it is exercised; or (ii) attending the Annual Meeting and voting in person.

Only stockholders of record as of the close of business on March 28, 2003, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of that date, there were an aggregate of 12,602,904 shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

The Company’s Annual Report containing consolidated financial statements for the fiscal year ended December 31, 2002 is being mailed together with this Proxy Statement to all stockholders entitled to vote. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to stockholders on or about April 21, 2003.

ELECTION OF DIRECTORS

Pursuant to the Company’s Fourth Restated Certificate of Incorporation the Board of Directors of the Company is divided into three classes. There are two directors currently serving in Class I, three directors currently serving in Class II, and two directors currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The Class III Directors’ term will expire at this Annual Meeting of Stockholders. The Class II Directors’ term will expire at the Annual Meeting of Stockholders to be held in 2005. The Class I Directors’ term will expire at the Annual Meeting of Stockholders to be held in 2004. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Prior to the Annual Meeting, Henry Zannini and Sanjiv Ahuja were the Class I Directors; Stephen M. Diamond, Steven B. Kaufman, and Richard T. Liebhaber were the Class II Directors; and Surya R. Panditi and James R. Swartz were the Class III Directors.

The nominees for Class III Directors are Surya R. Panditi and James R. Swartz, who are currently serving as Class III Directors of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number.

The Board of Directors recommends a vote FOR the election of the directors.

Board of Directors’ Meetings and Committees

The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2002. Each of the directors attended at least 75% of all meetings of the Board of Directors and of all committees of the Board of Directors on which each director then served held during fiscal 2002.

The Company has standing Compensation, Governance, and Audit Committees. The Compensation Committee, of which Mr. Swartz and Mr. Ahuja are currently members, determines the compensation of the Company’s senior management. It is also responsible for administrating the Company’s incentive compensation and stock plans. The Compensation Committee held two meetings during fiscal 2002. The Governance Committee, of which Mr. Swartz and Mr. Panditi are currently members, was established in 2002 and its function is to recommend qualified candidates for election as directors of the Company. The Governance Committee is also responsible for corporate governance practices of the Company. The Governance Committee did not meet or take action by unanimous written consent during the fiscal year ended December 31, 2002. The Governance Committee may, in its discretion, consider nominees recommended by stockholders. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications. The Audit Committee, of which Messrs. Diamond, Liebhaber, and Ahuja are members, assists the Company’s Board of Directors in the oversight of the financial reporting process and internal controls of the Company. In addition, the Audit Committee oversees the appointment and activities of the Company’s independent auditors. The Audit Committee held five meetings during fiscal 2002.

Occupations of Directors and Executive Officers

The following table sets forth for each Class I Director, each Class II Director, each Class III Director and the executive officers of the Company, their ages and present positions with the Company as of the date of the Annual Meeting:

Name	Age	Position
Steven B. Kaufman	37	President, Chief Executive Officer and Class II Director

Paul F. Brauneis	58	Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer

Christopher W. Gunner, Ph.D.	48	Senior Vice President of Research and Development

Chris Koeneman	40	Senior Vice President, Sales and Service

Surya R. Panditi (3)	43	Class III Director and Chairman of the Board of Directors

Sanjiv Ahuja (1)(2)	46	Class I Director

Stephen M. Diamond (2)	46	Class II Director

Richard T. Liebhaber (2)	67	Class II Director

James R. Swartz (1)(3)	60	Class III Director

Henry Zannini	58	Class I Director

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

(3)	Member of the Governance Committee.

Steven B. Kaufman has served as our Chief Executive Officer since July 1, 2001, as our President since January 1, 2001, and as a Director since September 2000. Mr. Kaufman served as our Chief Operating Officer from September 2000 to June 30, 2001. From February 1999 through July 2000, Mr. Kaufman was employed by Lucent Technologies Inc. as President of the Multiservice Core Networks division and before that as Vice President and General Manager of Core Switching, both in Lucent’s Internetworking Systems Group. From May 1996 through January 1999, Mr. Kaufman was a general manager in Lucent’s Microelectronics Group (now Agere Systems). From 1991 to April 1996, Mr. Kaufman was employed in a variety of marketing management roles at Intel Corporation on the Pentium processor family of products. Mr. Kaufman also serves as director of a private company, Kovio, Inc.

Paul F. Brauneis has served as our Chief Financial Officer and Treasurer since January 2000 and as our Senior Vice President of Finance and Administration since May 2001. Mr. Brauneis served as our Vice President of Finance and Administration and Secretary from January 2000 to May 2001. Prior to that, Mr. Brauneis served as Vice President and Corporate Controller at Wang Global, an information technology services company, from August 1997 through December 1999. From September 1995 to July 1997, Mr. Brauneis served as Vice President and Corporate Controller of BBN Corporation, a provider of Internet and Internetworking solutions. During 1993 and 1994, Mr. Brauneis served as Vice President, Chief Financial Officer and Treasurer of SoftKey International, Inc., formerly known as Spinnaker Software Corporation, a provider of personal productivity software.

Christopher W. Gunner has served as our Senior Vice President of Research and Development since July 2001, as our Vice President of Engineering from February 2000 to July 2001, as our Director of Architecture from June 1999 to February 2000, as our Director of Software and Architecture from April 1998 to June 1999, and as our Chief Protocol Engineer from May 1997 to April 1998. Prior to joining Avici, Dr. Gunner was employed by Digital Equipment Corporation as a Consulting Engineer from June 1995 to April 1997.

Chris Koeneman joined Avici in April 2003 as our Senior Vice President, Sales and Service. Prior to joining Avici, Mr. Koeneman was Vice President of Worldwide Sales at Celox Networks, a provider of IP services switching equipment, from November 2000 to January 2003. From 1996 to 2000, Mr. Koeneman held positions at Cisco Systems including Director of Service Provider Sales – EMEA and Regional Sales Manager.

Surya R. Panditi has served as the Chairman of our Board of Directors since July 1, 2001, and as a Director since June 1997. Mr. Panditi was employed by us from June 1997 to December 2001, serving as our Chief Executive Officer from June 1997 to June 30, 2001, as our President from June 1997 to January 1, 2001, and as the Co-Chairman of our Board of Directors from January 1, 2001 to June 30, 2001. Since December 2002, Mr. Panditi has served as Chief Executive Officer and as a director of Polaris Networks, Inc. From January 2002 to December 2002, Mr. Panditi served as the Chief Executive Officer and a director of Convergent Networks, Inc. From August 1996 to June 1997, Mr. Panditi was Vice President and General Manager of the LAN Infrastructure Business Unit of U.S. Robotics. Mr. Panditi was employed by Telco Systems Inc., a provider of transport and access solutions for networks, from April 1994 to June 1996, most recently as Vice President and General Manager of the Magnalink Communications Division.

Sanjiv Ahuja has served as a Director since May 2001. Mr. Ahuja founded and has served as the Chief Executive Officer of Comstellar Technologies, Inc. since 2000. From 1996 to 2000, Mr. Ahuja was President and Chief Operating Officer of Telecordia Technologies, formerly Bell Communications Research. From 1994 to 1996 he served as the Group President of Software Systems of Bell Communications Research. Mr. Ahuja also serves on the board of directors of Network Appliance, Inc., a provider of data storage products. Previously, Mr. Ahuja held various positions at IBM in the areas of software development, design and marketing.

Stephen M. Diamond has served as a Director since September 1999. Mr. Diamond has been a general partner of Sprout Capital since April 1998. Mr. Diamond was Group Vice President and Worldwide Director of Telecommunications and Networking Research at Dataquest, an information technology market research and consulting firm, from January 1996 to February 1998. Mr. Diamond served as Vice President of Marketing at Electronic Retailing Systems International Inc., a provider of electronic shelf labeling systems, from December 1994 to December 1995. Mr. Diamond is also a director of several private companies.

Richard T. Liebhaber has served as a Director since June 1997. Mr. Liebhaber was a Consulting Managing Director at Veronis, Suhler & Associates, Inc., a provider of financial advisory services to the communications industry, from June 1995 to August 2001. Prior to that, Mr. Liebhaber served as Executive Vice President of MCI Communications Corporation from December 1985 to May 1995. Mr. Liebhaber also serves on the board of directors of ILOG S.A., a software company, JDS Uniphase Corporation, a fiber optic technology company and ECI, an Israel based telecommunications equipment company.

James R. Swartz has served as a Director since November 1996, as our Chairman of the Board of Directors from November 1996 to January 1, 2001, and as our Co-Chairman of the Board of Directors from January 1, 2001 to June 30, 2001. Mr. Swartz is a general partner of Accel Partners, a venture capital investment firm he co-founded in 1983.

Henry Zannini co-founded Avici in November 1996 and has served as a Director since that time. Mr. Zannini served as our Vice President of Government Sales from February 2000 to November 2001 and as our Vice President of Business Development from November 1996 to January 2000. Before founding Avici, Mr. Zannini served as Senior Director of Telecom Business Development for Analogic Corp., a designer and manufacturer of advanced systems and subsystems to telecommunications original equipment manufacturers, from September 1993 to January 1996.

Executive officers of the Company are elected on an annual basis by the Board of Directors to serve at the pleasure of the Board of Directors and until their successors have been duly elected and qualified.

SECURITIES OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth as of March 28, 2003 (unless otherwise indicated), certain information regarding beneficial ownership of the Company’s Common Stock (i) by each director of the Company, (ii) by each executive officer named in the Summary Compensation Table on page 9, and (iii) by all directors and executive officers of the Company as a group. Unless otherwise listed below, each person maintains a business address at: c/o Avici Systems Inc., 101 Billerica Avenue, North Billerica, Massachusetts, 01862. All references to number of common shares in this definitive Proxy Statement and per share data have been adjusted to reflect the one-for-four reverse stock split effective November 8, 2002.

Name and Address of Beneficial Owner	Title(s)	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock Outstanding (2)

Executive Officers and Directors

Steven B. Kaufman (3)	President, Chief Executive Officer and Class II Director	222,335	1.7%

Paul F. Brauneis (4)	Chief Financial Officer, Senior Vice President of Finance and Administration and Treasurer	59,650	*

Christopher W. Gunner (5)	Senior Vice President of Research and Development	83,152	*

Chris Koeneman	Senior Vice President, Sales and Service	0	0%

Surya R. Panditi (6)	Class III Director and Chairman of the Board of Directors	271,098	2.2%

Sanjiv Ahuja (7) c/o Comstellar Technologies 100 Campus Drive Florham Park, NJ 07932	Class I Director	10,000	*

Stephen M. Diamond (8) c/o Sprout Venture Capital 3000 Sand Hill Road Menlo Park, CA 94025	Class II Director	227,629	1.8%

Richard T. Liebhaber (9)	Class II Director	38,125	*

James R. Swartz (10) c/o Accel Partners 428 University Avenue Palo Alto, CA 94301	Class III Director	317,723	2.5%

Henry Zannini (11)	Class I Director	91,875	*

Chris V. Simpson (12) 11635 Log Jump Trail Ellicott City, MD 21042	Former Senior Vice President of Sales, Marketing and Support	24,603	*

All Executive Officers and Directors as a Group (10 persons) (13)		1,312,419	10.2%

Five Percent (5%) Stockholder

CCM Master Fund, Ltd. (14) One North Wacker Drive, Suite 4725 Chicago, IL 60606		1,258,594	9.98%

*	Less than one percent of the outstanding Common Stock.

(1)	The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and are not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 28, 2003 (“Presently Exercisable Securities”) are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity.

(2)	Percentage of beneficial ownership is based on 12,602,904 shares of Common Stock outstanding as of March 28, 2003.

(3)	Includes 792 shares held in trust for Mr. Kaufman’s children, 5,383 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 178,138 shares issuable upon exercise of options within 60 days of March 28, 2003. Mr. Kaufman may surrender a certain number of his shares of Common Stock to pay the withholding taxes due upon the vesting of restricted stock on April 30, 2003.

(4)	Includes 1,031 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 53,768 shares issuable upon exercise of options within 60 days of March 28, 2003. Mr. Brauneis may surrender a certain number of his shares of Common Stock to pay the withholding taxes due upon the vesting of restricted stock on April 30, 2003.

(5)	Includes 1,031 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 46,764 shares issuable upon exercise of options within 60 days of March 28, 2003.

(6)	Includes 10,000 shares held by Mr. Panditi’s wife, 2,500 shares held in trust for Mr. Panditi’s daughter, 12,500 shares held by the Panditi Family GST Trust 2000, 50,000 shares held by the Surya Panditi GRAT 2002, 1,219 shares which are subject to forfeiture and restrictions in accordance with a vesting schedule and 27,561 shares issuable upon exercise of options within 60 days of March 28, 2003. Mr. Panditi may surrender a certain number of his shares of Common Stock to pay the withholding taxes due upon the vesting of restricted stock on April 30, 2003.

(7)	Includes 10,000 shares issuable upon exercise of options within 60 days of March 28, 2003.

(8)	Consists of 13,991 shares held by Sprout Venture Capital, L.P., 176,611 shares held by Sprout Capital VIII, L.P., 20,319 shares held by DLJESC II, L.P., 917 shares held by DLJ Capital Corporation, 2,666 shares held by DLJ Venture Capital Partners and 13,125 shares issuable upon exercise of options within 60 days of March 28, 2003. DLJ Capital Corporation is the general partner of Sprout Venture Capital, L.P. and the managing general partner of Sprout Capital VIII, L.P. DLJ LBO Plans Management Corp. is the general partner of DLJ ESC II, L.P. Mr. Diamond is a general partner of Sprout Group and a managing director of DLJ Capital Corporation. Mr. Diamond disclaims beneficial ownership of the shares owned by the DLJ and Sprout entities except to the extent of his pecuniary interest therein.

(9)	Consists of 25,000 shares held in a living trust for Mr. Liebhaber’s estate or his wife and 13,125 shares issuable upon exercise of options within 60 days of March 28, 2003.

(10)

Consists of 84,590 shares held by Accel V L.P., 11,334 shares held by Accel Internet/Strategic Technology Fund L.P., 1,679 shares held by Accel Keiretsu V L.P., 5,037 shares held by Accel Investors ‘96 L.P., 62,757 shares held by Homestake Partners L.P. and 13,125 shares issuable upon exercise of options within 60 days of March 28, 2003. Accel V Associates L.L.C. is the general partner of Accel V L.P. Accel Internet/Strategic Technology Fund Associates L.L.C. is the general partner of Accel Internet/Strategic Technology Fund L.P. Accel Keiretsu V Associates L.L.C. is the general partner of Accel Keiretsu V L.P. Mr. Swartz is a general partner of Accel Investors ‘96 L.P. and Accel Partners and a managing member of Accel V Associates L.P., Accel Internet/Strategic Technology Fund Associates L.L.C. and Accel Keiretsu V Associates LLC. Mr. Swartz disclaims beneficial ownership of the shares owned by the Accel entities except to the extent of his pecuniary interest therein, Mr. Swartz disclaims beneficial ownership of the shares held by Homestake Partners L.P. except to the extent of his pecuniary interest therein.

(11)	Includes 5,625 shares issuable upon exercise of options within 60 days of March 28, 2003. This does not include 9,818 shares held by Mr. Zannini’s wife, of which Mr. Zannini has no pecuniary interest.

(12)	Includes 24,603 shares issuable upon exercise of options within 60 days of March 28, 2003. As of January 2, 2003 Mr. Simpson was no longer an executive officer or employee of Avici.

(13)	All current directors, nominees and executive officers as a group hold options to purchase 361,231 shares of Common Stock which may be exercised within 60 days of March 28, 2003. Excludes 24,603 shares issuable upon exercise of options within 60 days of March 28, 2003 held by Mr. Simpson, as he is no longer an executive officer of the Company.

(14)	According to the Amended Schedule 13G filed with the SEC dated February 10, 2003, Coghill Capital Management L.L.C. is an entity which serves as the investment manger of CCM Master Fund, Ltd. and has shared voting and investment power over the shares held by CCM Master Fund, Ltd. Clint D. Coghill, as the managing member of Coghill Capital Management, L.L.C. shares the investment and voting power over shares beneficially owned by Coghill Capital Management, L.L.C. Except for CCM Master Fund, Ltd., each of the reporting persons disclaims beneficial ownership except to the extent of their pecuniary interest therein.

COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth for the fiscal year ended December 31, 2002, the annual and long-term compensation of each of (i) the Company’s Chief Executive Officer and (ii) each of the Company’s most highly compensated executive officers who received annual compensation in excess of $100,000 (collectively, with the Chief Executive Officer, the “Named Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)						Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)			Bonus($)(2)		Restricted Stock Award(s)($)			Options/SARs(3)
Steven B. Kaufman	2002		$256,765			$27,046		—		318,780	(5)
President, Chief Executive Officer and Director	2001 2000	$ $	274,111 101,930	(6)	$ $	41,390 50,000	$ $	198,085 (2,410,500	(4) )(7)	125,001 175,000	(5) (5)

Paul F. Brauneis	2002		$171,236			$23,293		—		67,124	(9)
Chief Financial Officer, Senior Vice President of Finance and Administration, and Treasurer	2001 2000	$ $	180,856 138,538	(8)	$ $	26,816 50,000		$37,950 —	(4)	18,750 56,250	(9) (9)

Christopher W. Gunner	2002		$171,236			$19,351		—		74,624	(10)
Senior Vice President of Research and Development	2001 2000	$ $	178,936 142,420		$ $	13,207 50,000		$37,950 —	(4)	18,750 31,252	(10) (10)

Chris V. Simpson	2002		$324,049	(11)		$8,465		—		25,000
Former Senior Vice Presidentof Sales, Marketing and Support	2001 2000		$114,436 —	(12)		— —		— —		68,750 —

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	Bonuses are reported in the year earned, even if actually paid in a subsequent year. Base salaries for the Named Officers were reduced effective January 1, 2002 in connection with the implementation of the Company’s Variable Pay Plan (“VPP”). The Named Officers may receive from 25% to 150% of the base salary reduction in the formal compensation upon the achievement of certain Company milestones. During fiscal 2002, Messrs. Kaufman, Brauneis, Gunner and Simpson received VPP payments of $11,285, $7,526, $7,526 and $8,465 respectively.

(3)	Options listed below were awarded under the Company’s 1997 Stock Incentive Plan and/or 2000 Stock Option and Incentive Plan.

(4)

Granted pursuant to the Company’s option exchange program and based on the fair market value at October 30, 2001 ($9.20 per share as quoted in the Nasdaq National Market). On October 30, 2001 pursuant to the terms and conditions of the option exchange program, Mr. Kaufman was granted 21,531 shares of restricted stock, Mr. Brauneis was granted 4,125 shares of restricted stock and Mr. Gunner was granted 4,125 shares of restricted stock. Fifty percent (50%) of the shares of restricted stock received by each

Named Officer vested one year after the date of grant. Thereafter, the shares of restricted stock vest in four equal three-month installments until fully vested. As of December 31, 2002, Mr. Kaufman held 10,766 shares of restricted stock valued at $38,542 (based on a fair market value of $3.58 per share as quoted on the Nasdaq National Market), Mr. Brauneis held 2,062 shares of restricted stock valued at $7,382 (based on a fair market value of $3.58 per share as quoted on the Nasdaq National Market) and Mr. Gunner held 2,062 shares of restricted stock valued at $7,382 (based on a fair market value of $3.58 per share as quoted on the Nasdaq National Market). As to these shares of restricted stock, each Named Officer is entitled to receive any dividends Avici may pay on its Common Stock.

(5)	Mr. Kaufman accepted the Company’s offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001, and (ii) options to purchase a lesser number of shares, which were granted on May 1, 2002, resulting in the cancellation of 100,000 of the 125,001 options previously granted in 2001 and all of the options previously granted in 2000. The Company granted to Mr. Kaufman 193,780 new options on May 1, 2002, at an exercise price equal to $7.68, pursuant to the option exchange program.

(6)	Represents compensation Mr. Kaufman received in fiscal 2000 and reflects an annual base salary of $250,016. Mr. Kaufman joined Avici in July 2000.

(7)	As of December 31, 2002, Mr. Kaufman held 25,000 shares of Common Stock, which were granted by Avici to Mr. Kaufman on July 27, 2000 and were fully vested on July 26, 2001. As of December 31, 2002, the value of these shares of Common Stock held by Mr. Kaufman was less than the purchase price paid per share based on the fair market value at December 31, 2002 ($3.58 per share as quoted on the Nasdaq National Market). Mr. Kaufman’s purchase of these shares was financed by an interest-free, partial recourse loan from the Company in the amount of $2,500,000. The loan is secured by the restricted securities, has a maturity of 10 years and is to be repaid from the proceeds of the sale of the related restricted securities if such sale precedes the maturity date. The full amount of the loan is outstanding at March 28, 2003.

(8)	Represents compensation Mr. Brauneis received in fiscal 2000 and reflects an annual base salary of $150,072. Mr. Brauneis joined Avici in January 2000.

(9)	Mr. Brauneis accepted the Company’s offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001 and (ii) options to purchase a lesser number of shares which were granted on May 1, 2002, resulting in the cancellation of all of the options previously granted in 2001 and 25,000 of the 56,250 options previously granted in 2000. The Company granted to Mr. Brauneis 37,124 new options on May 1, 2002, at an exercise price equal to $7.68, pursuant to the option exchange program.

(10)	Mr. Gunner accepted the Company’s offer to exchange a portion of his outstanding stock options and tendered such options in exchange for (i) restricted stock, which was granted on October 30, 2001 and (ii) options to purchase a lesser number of shares which were granted on May 1, 2002, resulting in the cancellation of all of the options previously granted in 2001 and 25,000 of the 31,252 options previously granted in 2000. The Company granted to Mr. Gunner 37,124 new options on May 1, 2002, at an exercise price equal to $7.68, pursuant to the option exchange program.

(11)	Represents an annual base salary of $192,596 and a sales commission of $131,453. Mr. Simpson is no longer an executive officer or employee of Avici.

(12)	Represents a base salary of $51,936 and reflects an annual base salary of $225,056 and represents a guaranteed sales commission of $62,500, both of which Mr. Simpson received in fiscal 2001. Mr. Simpson joined Avici in October 2001 and is no longer an executive officer or employee of Avici.

Option Grants in Last Fiscal Year

The following table sets forth grants of stock options pursuant to the Company’s 2000 Stock Option and Incentive Plan during the fiscal year ended December 31, 2002 to the Named Officers who are listed in the Summary Compensation Table above:

OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

	Individual Grants (2)			Exercise or Base Price($/Sh)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name	Number of Securities Underlying Options/SARs Granted(#)		Percent of Total Options/SARs Granted to Employees in Fiscal Year(3)				5%($)	10%($)
Steven B. Kaufman	193,780 25,000 100,000	(5) (6) (7)	9.36% 1.21% 4.83%	$ $ $	7.68 7.56 7.56	4/30/12 5/20/12 5/20/12	$935,940 118,861 475,444	$2,371,856 301,217 1,204,869

Paul F. Brauneis	37,124	(5)	1.79%		$7.68	4/30/12	$179,306	$454,396
	30,000	(7)	1.45%		$7.56	5/20/12	142,633	361,461

Christopher W. Gunner	37,124	(5)	1.79%		$7.68	4/30/12	$179,306	$454,396
	37,500	(7)	1.81%		$7.56	5/20/12	178,292	451,826

Chris V. Simpson	25,000	(7)	1.21%		$7.56	5/20/12	$118,861	$301,217

(1)	No stock appreciation rights (“SARs”) were granted by the Company in the fiscal year ended December 31, 2002.

(2)	Stock options were granted under the Company’s 2000 Stock Option and Incentive Plan at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Unless otherwise noted, the options have a term of ten years from the date of grant.

(3)	Based on an aggregate of 2,070,442 options granted by the Company to employees during the fiscal year ended December 31, 2002.

(4)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company’s Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company’s Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(5)	25% of these options vest on May 1, 2002 and the remainder of these options vest in equal monthly installments beginning on June 1, 2002 and ending on May 1, 2005.

(6)	This option vests in twelve equal monthly installments beginning on June 21, 2002 and ending on May 21, 2003.

(7)	This option vests in forty-eight equal monthly installments beginning on June 21, 2002 and ending on May 21, 2006.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase the Company’s Common Stock granted under the Company’s 1997 Stock Incentive Plan and 2000 Stock Option and Incentive Plan to the Named Officers who are listed in the Summary Compensation Table above, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31, 2002; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2002; and (iv) the value of such unexercised options at December 31, 2002:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL

YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at December 31, 2002 (#)		Value of Unexercised In-the-Money Options at December 31, 2002 ($)(1)
Name			(Exercisable)	(Unexercisable)	(Exercisable)	(Unexercisable)
Steven B. Kaufman	0	0	130,870	212,910	0	0
Paul F. Brauneis	0	0	41,854	56,520	0	0
Christopher W. Gunner	0	0	36,826	56,548	0	0
Chris V. Simpson	0	0	23,697	70,053	0	0

(1)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2002, the fiscal year-end (the closing price of $3.58 per share on December 31, 2002 as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

TEN YEAR OPTION/SAR REPRICING

The following table sets forth information regarding options held by any executive officer during the last ten completed fiscal years, that were exchanged pursuant to an option exchange program. The option exchange program was made available to all employees and officers of the Company who held options with an exercise price greater than $20.00. The Compensation Committee of the Board of Directors implemented the option exchange program in order to restore the incentive value of such options, as well as to reduce the total number of options outstanding from grants made in 2000 and 2001.

Name	Date		Number of Securities Underlying Options/SARs Repriced Or Amended	Market Price Of Stock At Time Of Repricing Or Amendment		Exercise Price At Time Of Repricing Or Amendment	New Exercise Price		Length Of Original Option Term At Date Of Repricing Or Amendment
Steven B. Kaufman	(1 (1 (1 (1 (1	) ) ) ) )	100,000 25,000 50,000 18,750 81,250	(2 (2 (2 (2 (2	) ) ) ) )	$124.00 100.00 387.00 93.00 20.68	(3 (3 (3 (3 (3	) ) ) ) )	7/27/10 7/27/10 7/27/10 1/2/11 6/19/11
Paul F. Brauneis	(1 (1 (1	) ) )	12,500 12,500 18,750	(2 (2 (2	) ) )	$48.00 75.50 20.68	(3 (3 (3	) ) )	6/7/10 12/20/10 6/19/11
Christopher W. Gunner	(1 (1 (1	) ) )	12,500 12,500 18,750	(2 (2 (2	) ) )	$48.00 75.50 20.68	(3 (3 (3	) ) )	6/7/10 12/20/10 6/19/11
Surya Panditi	(1 (1	) )	25,000 25,000	(2 (2	) )	$48.00 20.68	(3 (3	) )	6/7/10 6/19/11

(1)	Pursuant to the terms of the option exchange program, for all options tendered by each executive officer and accepted for exchange by the Company, the executive officer would receive a number of shares of restricted stock and new options exercisable for a number of shares of Common Stock determined in accordance with a certain exchange ratio. The options exchanged were granted under the Company’s 1997 Stock Incentive Plan and/or 2000 Stock Option and Incentive Plan. On October 30, 2001, the Company granted to each executive officer restricted stock and on May 1, 2002, the Company granted to each executive officer new options.

(2)	The market price at the time of the exchange in connection with the grant of the restricted stock was $9.20. The market price at the time of the exchange in connection with the grant of the new options was $7.68.

(3)	There is no exercise price associated with the restricted stock grants. The exercise price of the new options is equal to $7.68.

Equity Compensation Plan Information

The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2002, including the 1997 Stock Incentive Plan, the 2000 Stock Option and Incentive Plan, the 2000 Nonemployee Director Stock Option Plan and the 2000 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders (1)	2,930,634	$12.92	(2)	1,209,629	(3)
Equity compensation not approved by security holders (4)	237,500	$112.30		N/A
Total	3,168,134	$20.37	(2)	1,209,629

(1)	Consists of the 1997 Stock Incentive Plan, the 2000 Stock Option and Incentive Plan, the 2000 Nonemployee Director Stock Option Plan and the 2000 Employee Stock Purchase Plan.

(2)	Excludes the weighted average exercise price for shares to be issued under the 2000 Employee Stock Purchase Plan because the weighted average exercise price cannot be determined. Eligible employees may purchase Common Stock at a price equal to 85% of the lower of the fair market value of the Common Stock (i) at the beginning of the offering period or (ii) at the end of the purchase period, whichever is lower, with the option price at the beginning of the first offering period equal to 85% of the initial public offering price. Participation is limited to 10% of the employees’ eligible compensation, not to exceed $25,000 per calendar year or amounts allowed by the Internal Revenue Code.

(3)	Of these shares, 1,006,089 shares remained available for grant under the 2000 Stock Option and Incentive Plan, 77,500 shares remained available for grant under the 2000 Nonemployee Director Stock Option Plan and 126,040 remained available for grant under the 2000 Employee Stock Purchase Plan as of December 31, 2002. No further grants may be made under the 1997 Stock Incentive Plan. On January 1 of each year, commencing with January 1, 2001, the aggregate number of shares available for grant under the 2000 Nonemployee Director Stock Option Plan will automatically increase by the number of shares necessary to cause the total number of shares then available for grant to be 100,000 shares. On January 1 of each year, commencing with January 1, 2001, the aggregate number of shares available for grant under the 2000 Nonemployee Director Stock Option Plan will automatically increase by the number of shares necessary to cause the total number of shares then available for grant to be 187,500 shares.

(4)	On August 2, 2000 and December 21, 2000, we issued to a customer warrants to purchase shares of Common Stock outside of the 1997 Stock Incentive Plan, the 2000 Stock Option and Incentive Plan, the 2000 Nonemployee Director Stock Option Plan and the 2000 Employee Stock Purchase Plan, all of which are approved by the stockholders. Such issuances were not granted pursuant to a formal equity compensation plan approved by the Board of Directors, but instead, each grant was an individual equity compensation arrangement, authorized by the Board of Directors and granted as compensation for goods and services. All such grants were pursuant to similar form warrants. There were a total of two such grants, each with terms of five years from the date of issuance, to purchase a total of 25,000 and 212,500 shares of our Common Stock, respectively. The exercise prices are $124.00 and $110.92 per share, respectively. Both warrants are nonforfeitable and fully exercisable.

Change in Control Agreements

Our offer letter to Paul F. Brauneis provides that, upon a change in control of Avici, Mr. Brauneis will receive twelve months accelerated vesting of his options. If Mr. Brauneis is terminated without cause or, in connection with a change in control, is terminated or suffers a reduction in responsibility, position or compensation, he also will receive six months accelerated vesting of his options as well as six months continuation of his salary and benefits. Our offer letter to Steven B. Kaufman provides that, upon a change in control of Avici, Mr. Kaufman will receive accelerated vesting of 50% of all of his remaining unvested options. If Mr. Kaufman is terminated without cause or suffers a significant reduction in responsibility, position or compensation in connection with a change to control, he also will receive twelve months continuation of his salary and benefits. In addition, if in connection with a change in control Mr. Kaufman is terminated without cause or suffers a significant reduction in responsibility, position or compensation, he will receive accelerated vesting of all of his options. Our offer letter to Chris Koeneman provides that, upon a change in control of Avici, Mr. Koeneman will receive accelerated vesting of 50% of all of his remaining unvested options. If Mr. Koeneman is terminated without cause or, if in the event of a change of control, suffers a significant reduction in responsibility, position or compensation or is terminated without cause, he also will receive six months continuation of his salary and benefits. In addition, if in connection with a change in control Mr. Koeneman is terminated without cause or suffers a significant reduction in responsibility, position or compensation, he will receive accelerated vesting of all of his options. Our offer letter to Chris V. Simpson provided that, upon a change in control of Avici, Mr. Simpson would have received accelerated vesting of 50% of all of his remaining unvested options. In addition, if Mr. Simpson were terminated without cause or suffered a significant reduction in responsibility, position or compensation, in connection with a change of control, he would have received accelerated vesting of all his options as well as twelve months continuation of his salary and benefits. Mr. Simpson is no longer an executive officer or employee of Avici.

Compensation Committee Report on Executive Compensation

The Compensation Committee is comprised of two of the independent, non-employee members of the Board of Directors, neither of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for reviewing and administering the Company’s stock plans and establishing and monitoring policies governing the compensation of executive officers. The Compensation Committee considers the performance of the executive officers in order to make recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee periodically reviews its approach to executive compensation and makes changes as competitive conditions and other circumstances warrant.

Compensation Philosophy. Since the Company’s inception in November 1996, the Company has sought to attract, retain and reward executive officers primarily through long-term equity incentives in the form of restricted stock and stock options. As such, the salary component of the executive officers compensation reflected base salary at a lower level and the stock component at a higher level than that of a more established company in the same industry. The Compensation Committee’s approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting certain critical objectives. In addition, the Compensation Committee strives to align the interests of the Company’s executive officers with the long-term interests of stockholders through stock option grants such that grants of stock options should relate the performance of the executive to the market perception of the performance of the Company.

The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay and participation in benefit plans generally available to other employees. The Committee considers market information from published survey data provided to the Compensation Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Compensation Committee to be peers in the Company’s industry. The Compensation Committee also reviewed the Company’s financial performance in fiscal 2002, certain milestones achieved by the Company (including product enhancements and revenue growth) and individual executive officer duties.

Option Exchange Program. In the third quarter of 2001, the Company offered an exchange of employee stock options to certain holders of outstanding options, including executive officers, that had an exercise price of more than $20.00 per share. All eligible executive officers tendered options in connection with the option exchange program. In order to participate in the program, employees were required to tender for exchange all options granted on or after April 1, 2001 and could elect to tender for exchange options granted prior to that date. In exchange for eligible options, employees generally received a number of shares of restricted stock and a commitment for new grants of non-qualified stock options (collectively, the “New Grant”) in accordance with the following exchange ratio:

Exercise Price of Options Tendered	Exchange Ratio
$20.00 or less	None
$20.01-$20.79	1.2 for 1
$20.80-$40.00	1 for 1
$40.01-$160.00	.75 for 1
$160.01-$320.00	.5 for 1
$320.01 or more	.2 for 1

One-tenth (1/10) of the New Grant consisted of restricted stock (rounded up to the nearest whole share) and nine-tenths (9/10) of the New Grant consisted of new options exercisable for shares of Common Stock (rounded down to the nearest whole share), subject to adjustments for any stock splits, stock dividends and similar events. In order to address potential adverse tax consequences for non-U.S. employees, those employees were allowed to forego the restricted stock grants and receive all stock options.

A total of 1,638,438 options were accepted for exchange under the offer and, accordingly, were canceled in October 2001. A total of 135,933 shares of restricted stock were issued on October 30, 2001. 50% of the shares of restricted stock vested on October 30, 2002, and 12.5% of the shares vest in each three-month period thereafter. The Company granted new options to purchase a total of 1,126,586 shares, with an exercise price of $7.68, on May 1, 2002. The new options have a term of 10 years and vested either 12.5% or 25% on date of grant, depending on the length of employment, and 2.0833% per month thereafter.

The Committee approved the exchange offer because it is philosophically committed to the concept of employees and executive officers as owners. In light of the recent stock market volatility, especially for technology stocks, the Committee felt it appropriate to offer the option exchange program. The Company intends to provide long-term incentives through its regular annual option grant program and, together with this annual grant program, the option exchange program helps advance the Committee’s ownership philosophy.

Base Salary. Base salaries for fiscal 2002 reflected the Company’s position as an emerging company. During fiscal 2002, Messrs. Kaufman, Brauneis, Gunner and Simpson received annual base salaries of $256,765, $171,236, $171,236 and $192,596 respectively. Mr. Simpson also received a sales commission of $131,453. Based on the review of the market data, the Compensation Committee set executive compensation for the upcoming fiscal year within the range of compensation of executive officers with comparable qualifications, experience and responsibilities at companies in similar businesses of comparable size and success. The Compensation Committee intends to continue to adjust compensation appropriately in order to compete for and retain executives who operate the Company effectively and align the interests of its executive officers with the long-term interests of stockholders. In reviewing the compensation for the upcoming fiscal year, the Compensation Committee recognizes that in order for the Company to improve its products and scale the business, the ability to attract, retain and reward executive officers who will be able to operate effectively in a dynamic, complex environment is vital. In that regard, the Company must offer compensation that is competitive in the industry; motivates executive officers to achieve the Company’s strategic business objectives; and aligns the interests of executive officers with the long-term interests of stockholders.

Effective January 1, 2002, base salaries for all employees, including the Named Officers, were reduced. For Named Officers, base salaries were reduced by 15% in connection with the implementation of the Company’s Variable Pay Plan (“VPP”), effective as of January 1, 2002. The VPP remains in effect for fiscal year 2003. The Named Officers may receive from 25% to 150% of the base salary reduction in the form of incentive compensation upon the achievement of certain Company financial milestones during each fiscal year that the VPP remains in effect, as determined by the Compensation Committee. During fiscal 2002, Messrs. Kaufman, Brauneis, Gunner and Simpson received VPP payments of $11,285, $7,526, $7,526 and $8,465 respectively for the six-month period ended December 31, 2002. There were no VPP payments made for the six-month period ended June 30, 2002.

Performance Incentives. During fiscal 2002, the Company’s incentive plan was based upon the achievement of specified Company performance objectives and certain individual performance objectives, each determined on a semi-annual basis. During fiscal 2002, Messrs. Kaufman, Brauneis and Gunner, received bonuses of $15,761, $15,767 and $11,825, respectively for the six-month period ended December 31, 2002. There were no bonuses paid for the six-month period ended June 30, 2002. The Compensation Committee implemented an incentive plan for the upcoming fiscal year that consists of a percentage of the base salary of each executive officer and that is based upon the performance of the Company, as well as individual performance. The Compensation Committee intends to approve an executive incentive plan each year.

Long-Term Equity Incentives. The Compensation Committee strongly believes in granting restricted stock or stock options to the Company’s executive officers to tie executive officer compensation directly to the long-term success of the Company and increases in stockholder value. During fiscal 2002, Messrs. Kaufman, Brauneis, Gunner and Simpson received aggregate grants of options of 318,780, 67,124, 67,124 and 25,000 respectively of which 193,780, 37,124 and 37,124 respective grants of options were granted pursuant to our option exchange program. Mr. Simpson did not participate in the option exchange program. Grants of restricted stock and stock options to executive officers are based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous equity compensation. Restricted stock and stock options are granted under the Company’s 2000 Stock Option and Incentive Plan in the annual option grant program, generally vest over a four-year period and have an exercise price equal to the fair market value on the date of grant. Stock options therefore provide value to the executive officers only when the price of the Company’s Common Stock increases over the exercise price.

Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan under which employees may purchase Common Stock at a discount. The Company also maintains insurance and other benefit plans for its employees.

Chief Executive Officer Compensation. Mr. Kaufman has served as the Company’s Chief Executive Officer since July 1, 2001. As described above for the Company’s other executive officers, Mr. Kaufman’s base salary for fiscal 2002 was established by the Company based upon the Company’s position as an emerging company. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chief Executive Officer. The Compensation Committee may adjust Mr. Kaufman’s salary in the future, based upon comparative salaries of chief executive officers in the Company’s industry, and other factors that may include the financial performance of the Company and Mr. Kaufman’s success in meeting strategic goals.

Tax Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

THE	COMPENSATION COMMITTEE

James	R. Swartz, Chairman
Sanjiv	Ahuja

Report of the Audit Committee

The Board of Directors has an Audit Committee which assists it in the oversight of the accounting and financial reporting process and internal controls of the Company and which oversees the appointment and activities of the Company’s independent auditors, including the audit. The Audit Committee regularly discusses with management and the outside auditors the financial information developed by the Company, the Company’s systems of internal controls and its audit process. The Audit Committee is composed of Messrs. Diamond, Liebhaber, and Ahuja. None of Messrs. Diamond, Liebhaber, and Ahuja are officers or employees of the Company, and aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined in The National Association of Securities Dealers’ listing standards). The Audit Committee operates under a written charter adopted by the Audit Committee and ratified by the Board of Directors. In March 2003 the Audit Committee amended its charter and in April 2003 the Board of Directors ratified the amended charter, a copy of the amended charter is attached as Appendix A to this Proxy Statement. As part of its duties under the amended charter, the Audit Committee will appoint, evaluate and retain each fiscal year the Company’s independent auditors. It will also maintain direct responsibility for the compensation, termination and oversight of the auditors’ performance and evaluate the auditor’s qualifications, performance and independence. Under the amended charter, the Audit Committee will approve all services provided to the Company by the independent auditors and will review all non-audit-related services to ensure they are permitted under current laws and regulations. The Audit Committee has adopted a policy that it will pre-approve non-audit-related services to be preformed by the Company’s independent auditor.

The Audit Committee has reviewed the audited consolidated financial statements of the Company as of December 31, 2002 and for the year ended December 31, 2002, and has discussed them with both management and Ernst & Young LLP, the Company’s independent auditors. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect, including various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst &Young LLP that firm’s independence.

Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

THE	AUDIT COMMITTEE

Richard	T. Liebhaber, Chairman
Sanjiv	Ahuja
Stephen	M. Diamond

Relationship with Independent Auditors

Effective July 1, 2002, the Company dismissed Arthur Andersen LLP (“Arthur Andersen”), as its independent public accountants, and engaged the services of Ernst & Young LLP as its new independent auditors for the fiscal year ended December 31, 2002. These actions followed the Company’s decision to seek proposals from independent auditors to audit the Company’s financial statements for the fiscal year ended December 31, 2002. The decision to dismiss Arthur Andersen and retain Ernst & Young LLP was approved by the Audit Committee of the Company’s Board of Directors.

The Company and Arthur Andersen have not, in connection with the audit of the Company’s financial statements for each of the prior two years ended December 31, 2001 and December 31, 2000 or for any subsequent interim period prior to and including July 1, 2002, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports of Arthur Andersen on the Company’s financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or a disclaimer of accounting principles nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles.

There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2001 and 2000 of the Company.

Ernst & Young LLP has been the independent audit firm that audits the financial statements of the Company and its subsidiaries since July 1, 2002. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

Audit Fees and All Other Fees

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 31, 2002 and for the review of the condensed consolidated financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2002 were $213,000.

Financial Information Systems Design and Implementation Fees

No fees were billed by Ernst & Young LLP for financial information systems design and implementation professional services for the fiscal year ended December 31, 2002.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for services other than those described above for the fiscal year ended December 31, 2002 were $49,000, consisting primarily of professional services rendered for tax preparation in the amount of $24,000 and tax consultation in the amount of $25,000.

The Company’s Audit Committee has determined that the provision of the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining Ernst & Young LLP’s independence.

Compensation Committee Interlocks and Insider Participation

Currently, Mr. Swartz and Mr. Ahuja serve as members of the Compensation Committee of the Board of Directors. The Compensation Committee establishes the salary and other compensation for the Company’s executive officers and administers the Company’s stock plans. Mr. Ahuja and Mr. Swartz are not employees of Avici and Mr. Ahuja has never been employed by Avici. Mr. Swartz was formerly the Interim Chief Executive Officer, President and Secretary of Avici. Mr. Swartz is also a general partner of an affiliate of Avici that has made equity investments in Avici. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or compensation committee of any other company and no such interlocking relationship has existed in the past.

Compensation of Directors

During the fiscal year ended December 31, 2002, directors, who are not otherwise employed by the Company, received annual cash compensation for their services as directors, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings. Such directors receive annual cash compensation in the amount of $15,000, paid quarterly, and $1,000 for each Board or Committee meeting attended in person or $500 for each Board or Committee meeting attended telephonically. During the fiscal year ended December 31, 2002, Messrs. Ahuja, Diamond, Liebhaber, Panditi, Swartz, and Zannini received cash compensation of $10,500, $8,500, $13,000, $11,500, $10,500, and $9,000, respectively.

Pursuant to our 2000 Non-Employee Director Stock Option Plan, or Director Plan, each non-employee director who was a member of the Board of Directors prior to our initial public offering was automatically granted on the date of that offering an initial option to purchase 10,000 shares of Common Stock with an exercise price equal to $124.00 per share, which will vest in four equal installments over four years. Each non-employee director who becomes a member of the Board of Directors after the date of that offering will be automatically granted on the date first elected to the Board of Directors an option to purchase 8,750 shares of Common Stock, which will vest in four equal installments over four years. In addition, provided that the director continues to serve as a member of the Board of Directors, each non-employee director will be automatically granted on the date of each annual meeting of stockholders following his or her initial option grant date an option to purchase 3,750 shares of Common Stock, 1,250 shares of which will vest immediately and 2,500 shares of which will vest in four equal installments over four years. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of ten years from the date of grant. Unvested options terminate following the date that the director ceases to be a director for any reason other than death or permanent disability. Vested options may be exercised at any time during the option term, but expire 180 days following the date that the director ceases to be a director for any reason other that death or permanent disability. The term of the Director Plan is ten years, unless sooner terminated by vote of the Board of Directors.

Directors are also eligible for option grants and stock purchases and awards under our 2000 Stock Option and Incentive Plan. During fiscal year ended December 31, 2002, each of the non-employee directors received an option to purchase 3,750 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of the grant and with immediate vesting.

Stock Performance Graph

The following graph shows the thirty-one-month cumulative total stockholder return on the Company’s Common Stock during the period from July 28, 2000 (the date of the Company’s initial public offering) through December 31, 2002, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The comparison assumes $100 was invested on July 28, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Comparison of Cumulative Total Return(l)(2)

COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*

AMONG AVICI SYSTEMS INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

*$100 invested on 7/28/00 in stock or index. Including reinvestment of dividends.  Fiscal year ending December 31.

	7/28/00–12/00
	7/28/00	7/00	8/00	9/00	10/00	11/00	12/00
AVICI SYSTEMS INC.	100.00	317.34	483.27	306.85	139.92	68.15	79.44
NASDAQ STOCK MARKET (U.S.)	100.00	102.90	115.08	100.13	91.90	70.81	67.05
NASDAQ TELECOMMUNICATIONS	100.00	102.64	104.34	92.07	80.41	58.49	58.61

	1/01-12/02
	1/01	2/01	3/01	4/01	5/01	6/01	7/01	8/01	9/01	10/01	11/01	12/01
AVICI SYSTEMS INC.	114.52	48.59	25.81	32.58	32.68	27.65	14.35	10.65	4.13	8.68	9.19	9.39
NASDAQ STOCK MARKET (U.S.)	75.17	58.19	50.04	57.50	57.42	58.98	55.23	49.22	40.92	46.18	52.75	53.19
NASDAQ TELECOMMUNICATIONS	73.58	58.64	51.64	53.68	50.49	48.91	44.36	39.25	35.62	34.75	38.40	39.23

	1/02-12/02
	1/02	2/02	3/02	4/02	5/02	6/02	7/02	8/02	9/02	10/02	11/02	12/02
AVICI SYSTEMS, INC.	7.19	5.39	6.13	6.16	5.58	3.26	2.81	2.42	2.00	2.39	3.16	2.89
NASDAQ STOCK MARKET (U.S.)	52.79	47.30	50.40	46.22	44.18	40.18	36.51	36.12	32.23	36.63	40.72	36.77
NASDAQ TELECOMMUNICATIONS	32.97	28.33	27.94	22.23	21.16	16.85	16.18	16.95	15.47	18.12	19.32	18.06

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

C.	The Index level for all series was set to 100.0 on July 28, 2000.

(1)	This Stock Performance Graph and the information contained in the Report of the Audit Committee and the Compensation Committee Report on Executive Compensation are not deemed to be “soliciting material,” are not deemed filed with the Securities and Exchange Commission and are not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended or any filing under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate this information by reference into any such filing, and will not otherwise be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

(2)	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from the Center for Research in Security Prices, Chicago, Illinois, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee, with the Board of Directors’ ratification, has selected the firm of Ernst & Young LLP, independent certified public auditors, to serve as auditors for the fiscal year ending December 31, 2003. Ernst & Young LLP performed the annual audit for the Company for 2002. A member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Company’s independent auditors is not required under Delaware law or under the Company’s Fourth Restated Certificate of Incorporation or its Amended and Restated By-Laws. If stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year ended December 31, 2003, the Company’s Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors. The section entitled Audit Fees and All Other Fees on page 20 sets forth information regarding services performed by, and fees paid to, Ernst & Young LLP during the year 2002.

The Board of Directors recommends a vote FOR ratification of this selection.

VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The three nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of the directors at the Annual Meeting will be elected as the Class III Directors for a three-year term. Shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted for the election of the nominees. If a stockholder properly withholds authority to vote for any nominee, such stockholder’s shares will not be counted toward such nominee’s achievement of a plurality.

Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2004 Annual Meeting of Stockholders pursuant to SEC Rule 14a–8 must be received at the Company’s principal executive offices not later than December 22, 2003. In accordance with the Corporation’s Amended and Restated Bylaws, the notice to the Company of matters that stockholders otherwise desire to introduce at the 2004 Annual Meeting of Stockholders must be received no earlier than November 22, 2003 and no later than December 22, 2003. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The estimated cost of soliciting proxies is not expected to exceed $5,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2002 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2002, except as noted below. Mr. Swartz, a director of the Company, filed one late Form 4 reporting two transactions.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended December 31, 2002, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, ADP Investor Communication Services has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if ADP has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Avici Systems Inc. will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Avici Systems Inc., 101 Billerica Avenue, North Billerica, MA 01862, Attention: Investor Relations.

You can also notify ADP that you would like to receive separate copies of Avici System Inc.’s Annual Report and Proxy Statement in the future by writing or calling your bank or broker. Even if your household has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of Avici System Inc.’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling ADP directly.

Appendix A

AVICI SYSTEMS INC.

Audit Committee Charter

A.    PURPOSE AND SCOPE

The primary function of the Audit Committee (the “Committee”) is to (a) assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by Avici Systems Inc. (the “Corporation”) to the Securities and Exchange Commission (“SEC”), the Corporation’s shareholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (b) oversee the engagement of and work performed by any independent public accountants and (c) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations.

B.    COMPOSITION

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall either be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, no later than the earliest time required by any Regulatory Body, at least one member of the Committee shall qualify as an “audit committee financial expert” (as such term is defined by the SEC).

To the extent permitted by the Regulatory Bodies, the Board may appoint one member (other than the Chairman of the Committee) who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.	Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3.	Take steps designed to insure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4.	The Committee shall be directly responsible for the selection, compensation and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5.	Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

6.	Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

7.	On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board (“ISB”) Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

8.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, as it may be modified or supplemented.

9.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

10.	Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

11.	Consider in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body.

Financial Reporting Processes

12.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal financial and accounting controls.

13.	Require the Corporation’s chief executive officer and chief financial officer to submit prior to the filing of the Form 10-K or a Form 10-Q, a report dated no earlier than 10 days prior to the date of filing of the Form 10-K or Form 10-Q to the Committee evaluating the design and operation of Corporation’s internal financial and accounting controls, and disclosing (a) any significant deficiencies discovered in the design and operation of the internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such report indicates the finding of any significant deficiencies in internal controls or fraud.

14.	Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.

15.	Review and approve related-party transactions.

Compliance

16.	To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Corporation’s expense to review any matter under its responsibility.

17.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

18.	Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

19.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

20.	Instruct the Corporation’s management to disclose in its Form 10-K and Form 10-Q’s the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

AVICI SYSTEMS INC.

Annual Meeting of Stockholders to be held on May 21, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Steven B. Kaufman and Paul F. Brauneis and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Avici Systems Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 21, 2003, at 9:00 a.m. local time, at the offices of Testa, Hurwitz & Thibeault, LLP, Conference Room 22B, 125 High Street, Boston, Massachusetts 02110, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 21, 2003, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of the directors and the ratification of the selection of independent accountants.

SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

—FOLD AND DETACH HERE—

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

Please mark here for address change or comments ☐.

1. To elect two members to the Board of Directors to serve for three-year terms as Class III Directors:			2. To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year ending December 31, 2003

FOR the nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote nominees listed at right	NOMINEES: 01 Surya R. Panditi 02 James R. Swartz	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	☐		I/We will attend the meeting		YES ☐
3. To transact such other business as may properly come before the meeting and any adjournment thereof.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature		Signature if held jointly			Dated: 2003

Please sign exactly as name appears hereon. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Telephone

1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Internet

http://www.eproxy.com/AVCI

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.